SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                       AMENDMENT NO. 9 TO FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                            SWEET SPOT GAMES, INC.
		----------------------------------------------
                (Name of small business issuer in its charter)


           NEVADA                          3944                   26-2909561
----------------------------   ----------------------------   -------------------
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)    Identification No.)
       Organization)

                               SWEET SPOT GAMES, INC.
                          2840 HIGHWAY 95 ALT. S, SUITE 7
                           SILVER SPRINGS, NV 89429
                                   519-872-2539
  --------------------------------------------------------------------------
  (Address and telephone number of principal executive offices and principal place of business)


                            GREGORY GALANIS, PRESIDENT
                              SWEET SPOT GAMES, INC.
                          2840 HIGHWAY 95 ALT. S, SUITE 7
                              SILVER SPRINGS, NV 89429
                                   (519) 872-2539
	   ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:
                             CHARLES BARKLEY, ESQ.
                         6201 FAIRVIEW ROAD, SUITE 200
                              CHARLOTTE, NC 28210
                                (704) 944-4290
                             (704) 944-4280 (FAX)

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   [ ]
Accelerated filer 	  [ ]
Non-accelerated filer     [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]



                        CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF		AMOUNT TO BE    PROPOSED            	PROPOSED         	AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED (1)	MAXIMUM OFFERING	MAXIMUM AGGREGATE 	REGISTRATION FEE
                                                PRICE PER SECURITY (2)  OFFERING PRICE (2)
---------------------------	--------------	----------------------	------------------	----------------
Shares of common stock,
$0.001 par value		$      450,000      	   	  $.30  $  	   135,000  		   6.790
Total                           $      450,000      		  $.30  $	   135,000    		   6.709



(1) The registration fee for the shares of the selling security holders is based upon a value of $.30. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a)

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The selling security holders are offering 450,000 of the shares, which we are registering. These shares will be sold at $.30 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED November 2, 2009

                            SWEET SPOT GAMES, INC.
                        450,000 Shares of Common Stock

     This is a prospectus for the resale of up to 450,000 shares of our common stock, par value $0.001 per share, by the selling stockholders of Sweet Spot Games, Inc. identified in this prospectus under "Selling Securityholders".

   Selling security holders are offering shares at a selling price of $.30 per share. These shares may be sold by the selling stockholders from time to time in the over-the-counter market, other national securities exchanges, or an automated interdealer quotation system on which our common stock is then traded or quoted, through negotiated transactions at negotiated prices or otherwise at market prices prevailing at the time of sale. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

   Our common stock is presently not traded on any market or securities exchange and we have not begun to take steps to make the shares available for trading. The sales price to the public is fixed at $.30 per share. After the shares are sold they may be traded on the NASD Over-The-Counter Bulletin Board.The Company is not able to apply for OTC Bulletin Board trading on its own. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities.

All  selling  security holders are statutory underwriters.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering (currently estimated to be $57,679, but all selling and other expenses incurred by the selling stockholders will be borne by them. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value.



Investing in our common stock involves a high degree of risk. We urge you to carefully consider the ``Risk Factors'' beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS					      PAGE
Summary								6
   - Our Business						6
   - About this Offering					6
   - Corporate Information History				6
The Offering							7
Risk Factors							8
   - Risks related to our business and industry			8
   - Risks relating to our securities				9
Special note regarding forward looking statements		10
Where you can find more information				11
Use of Proceeds							11
Determination of Offering Price					11
Market for our Securities and Related stockholder matters	11
Management Discussion and Analysis and Plan of Operation	12
Business							16
Industry Overview						17
Patents and Intellectual Property				17
Competition							18
Regulation							21
Legal Proceedings						21
Directors, Executive Officers, Promoters, and Control Persons	22
Executive Compensation						25
Certain relationships and related transactions			25
Selling Stockholders						25
   - Selling Stockholder Table					26
Plan of distribution						27
Description of securities					29
Transfer Agent							30
Limitation of Liability and Indemnification			31
Legal Matters							31
Experts								31
Financial Information						32



   Until ________________, 2009 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

                          Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the periods June 30, 2008 (restated) ending June 30, 2009 (restated).


STATEMENTS OF INCOME :


				For the Year	June 2, 2008	June 2, 2009
				Ended		(Inception) to 	(Inception) to
				June 30, 2009	June 30, 2008	June 30, 2009
				-------------	-------------	-------------

Revenues                   	$      13,325 		    -	$      13,325
Total Operating Expense    	       94,628	      612,101	      706,729
Net Loss		    	$     (81,303)	$    (612,101)	$     693,404
Loss Per Share		    	$	(0.00)	$	(0.02)	$       (0.02)



BALANCE SHEET DATA:

				June 30, 2009	June 30, 2008
				(Restated)	(Restated)
				-------------	-------------

Total Other Assets     		$      42,254	$	  399
Total Current Liabilities      		1,158		    -
Total Stockholders' Equity	$      42,254	$	  399



                                    SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Sweet Spot Games Inc., a Nevada corporation.


Corporate Information and History

     We are a development stage enterprise and we do not have a developed product. We launched our prototype game "Combat" on a limited basis in the first quarter of 2009. We currently have approximately 2,000 registered users but will require many times that number to become commercially viable. Our business model is based on advertising sales and product placement within the game and we will need sufficient numbers of demographically attractive users to entice advertisers. We believe that the commercialization of the game will continue throughout 2009 by sales of discounted or complimentary advertising and product placement.

     The market for advertising is somewhat depressed and sales have been slow since commencement of the initial game. We are currently working on the development of other games that will not depend on advertising for the primary revenue stream, but there is no assurance that these alternative games will be successfully developed.

     We were founded in 2008 as Sweet Spot Games, Inc., a Nevada corporation on June 2, 2008. Our registered office is located at 2840 Highway 95 Alt. S, Suite 7, Silver Springs, NV 89429. The Company's telephone number is 519-872-2539. The President of the Company is Gregory Galanis.


Recent Financing Transactions

     Beginning in June of 2008 and continuing until October of 2008 the company privately offered up to 500,000 shares of Common Stock to accredited investors at a price of .20 per share. As part of that private placement we agreed to assert our best efforts to register the shares sold in the private placement provided that at least 75% of the shares offered were sold. The company sold 450,000 shares to accredited investors and closed the offering in October of 2008.

     The securities offered in both private placements, including the common stock, sold in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

                                 THE OFFERING

The Offering

   All selling security holders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters under the Securities Act of 1933. and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Common stock offered by the selling stockholders:


Shares of Common Stock,
$0.001 par value 		         450,000 shares




Common stock outstanding                 30,110,000 shares (1)


Use of proceeds                       	 We will receive none of  the  proceeds
					 from the sale of  the  shares  by  the
					 selling stockholders.

Risk Factors  				 You should  read  the  section  titled
				         "Risk Factors" beginning on page 11 as
					 well as  other  cautionary  statements
                			 throughout  this   prospectus   before
					 investing  in   any   shares   offered
					 hereunder.





Selling Stockholders

     All of the offered shares are to be offered and sold by our existing security holders. Forty Five selling stockholders acquired their shares in our 2008 Private Offering which were common stock.Each selling shareholder is a "statutory underwriter" as that term is defined under the Securities Act of 1933, as amended and will be subject to the obligations of a statutory underwriter until the offering is concluded or all shares offered have been sold.


     In addition, under Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable on the occurrence of a stock split, stock dividend or other similar transaction.

                                 RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.



WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company. Although we have developed a working prototype, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had minimal revenues of $13,325 and incurred a net loss of $693,404. We launched our interactive multiplayer online game in the first quarter of 2009 but there is no assurance that we will ever be able to become profitable. You will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are unsuccessful.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

WE HAVE HAD MINIMAL REVENUES AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had had minimal revenues of $13,325 and incurred a net loss of $693,404. Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2009 and subsequent fiscal periods. Thus far we have financed through cash provided by financing activities of $134,500, primarily from a private placement that concluded in October, 2008. We expect to generate revenues through the sales of licensing, advertising and product placement within the online game, but there is no assurance that we will be able to attract advertisers or sufficient advertising revenues to become profitable. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

IF WE FAIL TO IMPLEMENT OUR COMMERCIALIZATION STRATEGY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. Our future financial performance and success are dependent in large part upon our ability to implement our commercialization strategy successfully. We have consulted with prospective advertisers and management believes that a market will develop for advertising on our online game., but there is no assurance that any such revenues will materialize. We have not engaged third party consultants to identify potential clients for our technology and we have no means to determine whether this strategy will be successful. We may not be able to successfully implement our commercialization strategy with or without the involvement of these third parties. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to successfully implement some or all of the initiatives of our business plan, our operating results may not improve to the extent we expect, or at all.

Implementation of our commercialization strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty achieving our strategic objectives. We may also decide to alter or discontinue certain aspects of our business strategy at any time. Any failure to successfully implement our business strategy may adversely affect our business, financial condition and results of operations and thus our ability to service our indebtedness, including our ability to make principal and interest payments on our indebtedness.

WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business, developing and launching an online, multiplayer game and will need additional capital to continue implementing our business plan. We have generated minimal revenue. We will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

We anticipate expenses of approximately $10,000 per month for the next 12 months. This includes the part time programmers, bandwidth and servers, and licenses. As of June 4, 2009, the Company has cash on hand of approximately $32,000. Currently the Company does not have sufficient cash to cover the anticipated expenses and will need to raise additional capital or derive revenues from its games. We intend to begin marketing the current Combat game to existing internet properties on a "white label" basis and expect revenue from our consulting agreements, revenues from the "Crib Wars" game, and third party development contracts.

The largest anticipated expense is the cost of development. We typically pay part time programmers at the rate of $900 per week and graphic artists $650 per week for graphic artists on an as needed basis.If we are unable to successfully generate revenues or raise capital we would terminate the part time workers, slow the development of the products and reduce our expenses.


OUR PRINCIPAL STOCKHOLDERS CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholder owns 76.79% of our common stock. As a result, he will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will also be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that the these additional costs will total approximately $50,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE  HAVE  NEVER  PAID  DIVIDENDS  ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN  INVESTOR  IN OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operatingperformance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

AN ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

The offering price for the shares of $.30 was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all. Selling security holders are offering shares at a selling price of $.30 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.



IF A MARKET DEVELOPS FOR OUR SECURITIES IT   COULD  BE  VOLATILE  AND  MAY  NOT
APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should" and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements, Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Company, reference is made to the
Registration Statement. Statements contained in this prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

     You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

     We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 . Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.


                               USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $57,679.


                       DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares at $.30 per share. Prior to this offering, there has been no market for our shares. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. The offering price of $.30 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

           MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

Dividend Policy

     We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.


          MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION


SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies. SEE ALSO NOTES 1 and 2 TO CONSOLIDATED FINANCIAL STATEMENTS, "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES".

Revenue recognition

       The Company will recognize sales revenue at the time of delivery when ownership has transferred to the customer, when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. After the customer has accessed the website and answered the questions necessary to execute the forms and documents for participation, he is required to pay for the services with a credit card. The credit card charge is immediately electronically processed and approved or declined. Once approved, we immediately complete the actual filing forms and documents and file them electronically, if possible, or overnight them to the appropriate state. At that point, we recognize the revenue from the transaction.



Stock-based compensation

     The Company will account for its employee stock based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received will be based upon the fair value of the equity instruments issued, as the services are provided and the securities earned. SFAS No. 123, "Accounting for Stock-Based Compensation", requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. For the period from inception (June 2, 2008) to June 30, 2009, no stock options were committed to be issued to employees.

Income taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has significant loss carry forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry forwards. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carry forwards when realization is more likely than not.


Use of Estimates

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

Software and Development Costs

In March 2000, the Emerging Issues Task Force, known as "EITF," reached a consensus on Issue No. 00-2, Accounting for Website Development Costs. Under EITF Issue No 00-2, accounting for website development costs depends on the stage in which costs are incurred as follows: Planning the website:
All costs incurred in this stage are expensed as incurred. Developing the applications and infrastructure: During this stage, costs may be incurred to acquire or develop both hardware and software needed to operate the site. All software costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software Development or obtained for internal use. Under SOP 98-1, certain software development costs are capitalized and amortized over the estimated useful life of the website. Graphics are a component of software and their initial development costs should be accounted for under SOP 98-1. After the launch of the website, graphics charges should be expensed as incurred, except for website enhancements, which should be capitalized. All costs of operating the site should be expensed as incurred. The costs we incurred and developing our website are accounted for using EITF Issue No.00-2.

Research and Development Costs

      Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. All research and development costs have been expensed as incurred in accordance with FASB 2.

Depreciation

      Depreciation is computed using the straight-line method over the assets' expected useful lives of three years.

Amortization

      Software development costs are amortized using the  straight-line  method
over three years.   Amortization expense for  the year  end  June 30, 2009  was
$2,767.  There was no amortization expense in prior periods.

Valuation of Long-Lived Assets

     The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Intangible and Other Long-Lived Assets, Net

     Intangible and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Related Parties

     The Company incurred compensation and payroll tax expense in the amount of $5,558 which was paid to a relative of the Company's President.


Plan of Operation


To date we have financed our activities from private placements. Until we begin to generate revenues we expect to continue to rely on loans from our directors and related parties. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our officers can or will provide such funds when the need arises. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.

Sweet Spot Games, Inc. (the "Company") was organized in Nevada on June 2, 2008. The Company is a development stage company and currently has no operations. Sweet Spot Games, Inc. is a developer of online multiplayer skill based games.

The Company develops games in a 3D environment allowing users from around the globe to compete in an environment that very closely resembles the graphic quality of console based systems such as Microsoft's Xbox or Sony's Play Station.

"Combat", the Company's flagship product, is an online multiplayer game that allows users to compete amongst each other as medieval characters in a large combat forum.

The game server engine that has been created, dynamically "spawns" additional game rooms as soon as 50 competitors exceed occupancy in the room. At the beginning of each competition each user is given a full "health" status. As competitors shoot each other during the game using various weapons and tactical maneuvres, the "health" status of each competitor is depleted. The last competitor standing wins the battle.

The game engine was developed to award players on a "per point" system. With each "win", the system tallies the high point earners and at the end of every day, week or month, awards these competitors with prizes that are featured on the "Combat" website. This approach is successful in attracting a significant repetitive user base and also retains users by offering a "sticky" competitive environment.

The Company has commenced sales of annual licenses to third parties for "private label" uses for the Combat game. The Company will host, maintain and "white label" the applications for the Licensees. The Company sold its first license in march, 2009 for the sum of $13,325 USD to "CribWars", a Canadian company that manufactures a board game. In addition to the licensing fee, the Company will receive 50% of revenues generated by the online version of Cribwars in exchange for the Company s assistance in completing the development of the online CribWars game.

Currently the Company generates revenue by placing in-game ads within the gaming environment. By monitoring and tracing each competitors' IP address the Company is able to dynamically deliver ads that are local for that particular user. The Company offers its advertisers the opportunity to target their advertising based on geographic location.

The  Company's  mandate  is  to  continue  producing  highly   attractive   and
interactive   online  multiplayer  skill-based  games  that  revolutionize  the environment in which online gaming applications exist today.




Results of Operations


Assets. As of June 30, 2009 total assets were $42,254 consisting of $17,802 in current assets, $2,319 in fixed assets and $22,133 in other assets. For the period ended June 30, 2008, the current assets were $399, fixed assets were nil and total assets were $399. The change in assets is attributable to an increase in cash from $399 at June 30, 2008 to $17,802 at June 30, 2009, increase in fixed assets from zero to $2,319 and other assets of zero to $22,133 for the same periods. The increase in other assets is attributable to an increase in software development costs less accumulated amortization.


Depreciation is computed using the straight line method over the assets expected useful lives of three years. Other assets consisted of organizational cost totaling $1,101, software developments cost of $24,683 and accumulated amortization of $5,157. Deferred charges are amortized using the straight line method over three years. The largest asset, software development cost, is the result of the improvements made to our software package for the development of our flagship product, "Combat", an online multiplayer game and the website in which the game will reside. Game development was substantially complete as of March 31, 2009 and completion of the resident website is expected to be completed in the last quarter of 2009.

Liabilities. Total liabilities as of June 30, 2009 were $1,158 which consisted entirely of accounts payable and accrued expenses. Since the company's inception was June, 2008 there are no liabilities during comparable periods.

Revenues. From inception to June 30, 2009 the company was in its development stage and therefore had only minimal revenues. In March, 2009 the company sold a license to its "Combat" game for an annual licensing fee of $13,325. The company has launched its in game advertising and expects to generate advertising revenue in upcoming quarters. The Company expects to launch its second multi player online game in the fourth quarter of 2009. There were no revenues for comparable periods.

Operating Expense. From inception to June 30, 2009 the company had total operating expenses of $706,729, consisting of $1,154 in bank charges, $3,700 in depreciation and amortization expense, $27,555 in travel expense, $16,838 in website development costs, $5,558 in compensation and payroll taxes, and $1,473 in other expenses. The largest of the operating expense was legal and professional fees of $650,451. This expense included one time charge to Newman and Associates, a Beverly Hills, CA, consulting company for shares issuable under the consulting agreement. The company also issued 150,000 shares to its securities counsel to partially defray its legal fees. Shares so issued were recorded at a cost of $0.20 The company experienced a net loss as of June 30, 2009 of $94,628. As the Company commenced in June, 2008 the only expense in the comparable period was $612,101 for legal and consulting fees.


Stockholders' Equity. As of June 30, 2009 was $41,096. This consisted of 30,110 in common stock issued and outstanding, representing 30,110,000 shares issued and outstanding at a par value of .001. For the period ended June 30, 2008, the stockholder's equity was $399. The company's corporate charter filed in Nevada of June, 2008 authorized 70,000,000 shares of common stock, par value ..001 and 5,000,000 shares of preferred stock par value .001, no preferred
shares have been  issued.   The company also had paid in capital of 704,390 for
the period ended June 30, 2009 as compared to $583,000 for the same period in 2008 and accumulated a deficit $,$693,404 as compared to $612,101 for the same respective periods. The paid in capital was due to a private placement which concluded in October, 2008 and 3,000,000 shares of common stock issued for consulting and professional fees. The issuance of shares for consulting and professional fees was recorded in accordance with FASB 123R at .20 cents per share.

Liquidity and Capital Resources . We believe that our cash usage rate will average $10,000 per month for the next twelve months. The cash usage is expected to be for website and game development, legal, accounting and marketing expenses. Our expenditures can be managed to some extent by adding to or subtracting independent contractors. Expected increases in expenses as a public company is estimated to be equal to a decrease in website development costs.

The Company's largest ongoing expense is cost of development. We currently expect to pay each "freelance" developer $900 US per week for one programmer and $650 per week for each Graphic Arts / Animation artist. We anticipate expenses of approximately $10,000 per month for the next 12 months. This includes the part time programmers, bandwidth and servers, and licenses. As of June 4, 2009, the Company has cash on hand of approximately $32,000. Currently the Company does not have sufficient cash to cover the anticipated expenses and will need to raise additional capital or derive revenues from its games. We intend to begin marketing the current Combat game to existing internet properties on a "white label" basis. If we are unable to successfully raise capital or generate revenues we would terminate the part time workers, slow the development of the products and reduce our expenses.

We currently do not have sufficient cash on hand to fund operations for the next 12 months. The minimum amount of capital required by the company is estimated at $120,000 for the next twelve months.

Although there can be no assurance, we believe that our revenues beginning in the third quarter of 2009 will be sufficient to offset the cash needs. Our consultant as commenced discussions with four non-U. S. gaming sites that have indicated an interest in a revenue sharing arrangement which would include a game currently in development of a "jockey" style game that allows players to compete on an online multiplayer basis.

The company also plans the sale of advertising, game and software licenses and professional software and game development services. We have only sold one license to date, for $13,325. While we believe that future revenues will be sufficient, the expected revenues are tenuous and contingent on a variety of factors. If these revenues are not sufficient to offset cash usage, the company will seek additional capital through private placements and or underwriting of securities. If all of these options should fail, the company may have to terminate the business plan."


We currently have been engaged to provide consulting services to NexJ Systems, a Toronto, Ontario CRM solutions provider. We will be engaged to provide programming for 3-D visualization for their electronic health records initiative at the University of Waterloo in Kitchener, Ontario. We expected to commence this engagement in the fourth quarter of 2009 but we have experienced delays which will likely postpone development into 2010.

General. Our primary sources of cash have been sales of common stock through private placements and loans from affiliates. We are a developmental stage company and we will rely upon more established third party vendors for many aspects of the manufacture, sale and distribution of our product. Our cash balance as of June 02, 2008 was $0 and the cash balance at the end of the period ended June 30, 2009 was $17,802.



Cash Flows from Operating Activities. Cash flows from operating activities as of June 30, 2009 experienced a net loss of $$693,404 as compared to a net loss of $612,101 for the period ended June 30, 2008. Because our inception was in June, 2008, these periods are not of comparable length. Depreciation and amortization totaled $3,700 and organizational cost increased by $1,101. Paid in capital and common stock shares issued for services totaled $600,000 and accounts payable increased by $1,158 as a result net cash used by operating activities was $88,546, of which $76,445 was used during the year ended June 30, 2009 As compared to $12,101 during the period inception (June 2, 2008) to June 30, 2008. Since the company commenced in June, 2008 there is no comparable period for comparison purposes.


Cash Flows from Investing Activities. Net cash used by investing activities totaled $28,152 all of which occurred during the year ended June 30, 2009, consisting of purchase of equipment of $3,252 and software development cost of $24,900. The net cash used was mainly for the development of the "Combat" game and the resident website where the game will reside. Since the company commenced in June, 2008 there is no comparable period for comparison purposes.


Cash Flows from Financing Activities. Net cash provided by financing activities totaled $134,500 as of June 30, 2009. This consisted of $610 from the issuance of common stock shares from our private placement which concluded in October, 2008; paid in capital from our private placement of $121,390; and capital contributions of $12,500 which were recorded during the period inception to June 30, 2008. Since the company commenced in June, 2008 there is no comparable period for comparison purposes.

Internal Controls

Our auditors, Brock, Schechter & Polakotf, LLP, in the completion of their audit, reported to management on system deficiencies that constituted material weaknesses in the internal controls of the Company. We have received their comments and propose to act on their observations as follows:

1. Internal Control Environment - In order to address the issue, we are currently implementing an internal control system which, as defined by the Committee of Sponsoring Organization of the Treadway Commission, achieves the establishment of a control environment, risk assessment, control activities, information and communication and monitoring.

2. ATM activity - With the implementation of the internal controls mentioned above the use of the ATM has been precluded and according to these internal controls, receipts for business purposes and invoices for services are retained for the timely and accurate recording into the general ledger system for monitoring and communicating all financial information.




                                   BUSINESS

We are a developmental stage company and currently have minimal revenues. The company has developed and launched an online multiplayer game known as "Combat" which it expects to allow worldwide users to connect through the internet. In March, 2009 we issued our first annual license for the Combat game to "Cribwars" Corporation, a Canadian purveyor of a board game of the same name for the sum of $13,325 plus 50% of the online revenues generated from the online version of the cribwars game. To date we have received no royalties from the game.

To play combat, players download the proprietary software from our website to compete with other players for small prizes and recreation the company hopes to generate revenue through in-game advertisement, product placement, and, in the future, possibly gaming. The company hopes to position itself as an online multiplayer game developer and to create in market other online games in the future.

The Company develops games with a 3D environment allowing users from around the globe to enjoy competing in an environment that very closely resembles the graphic quality of console based systems such as Microsoft's Xbox or Sony's Play Station.
The game server engine that has been created dynamically "spawns" game rooms as soon as 50 competitors exceed occupancy in the room. At the beginning of each competition, each user is given a full "health" status. As other competitors shoot each other during the game with various weapons and tactical maneuvers, the "health" status of each competitor is depleted. The last competitor standing wins the battle.

The game engine was developed to award players on a point system. With each "win" the competitor accumulates, the system tallies the high point earners at the end of every day, week and month and awards these competitors with prizes that are featured on the Combat website. This approach is successful in attracting a significant user base and also retaining users by offering a "sticky" competitive environment.

Due to the competitive nature of the gaming environment that the Company's products generate, the gaming software that has been developed can also accommodate a wagering environment meant for offshore implementation. Under this model, each competitor pays a flat game "entry" fee. At the end of the competition, the "house" retains a certain "rake" and the rest of the pooled funds are divided accordingly amongst the top three finishers.


Each model, whether point system based or wagering, can have thousands of game rooms running simultaneously creating a very lucrative recurring stream of revenue for the Company.

The Company currently generates revenue by placing in-game ads within the actual gaming environment. By monitoring and tracing each competitors' IP address the Company is able to dynamically deliver ads that are local to that particular user. The Company offer its advertisers the opportunity to target their ad based on geographic location.


Introduction to the "Combat" Game

"Combat," the Company's flagship product, is an online multiplayer game that allows users to compete amongst each other as medieval characters in a large combat forum.

The Company has structured the design and implementation of the web portal and gaming software in a simple fashion meant to make it simple for users of any age group to access and play the game. The website that our users access is meant to introduce the game and its objective, collect registration data through a web based form and forward a download link to the user to validate their email address and provide them access to the installation file that self extracts on the users machine. Once the game has been successfully installed, the user logs into the system. Once validated, the user is entered into a game room that has less than 50 users logged in. Once the game room limit of 50 users are reached, the competition begins. Within the game, users are dynamically spawned into existence throughout various areas of the playing field. The gaming environment in totally 3D and allows the users to manipulate various camera views and player functions. The battle is officially complete when there is one person left standing in the arena. Given the current business model, the system collects user data at the end of every day, week and month and awards the user with the most accumulated "wins" with the prize featured on the website.

Marketing Strategy

We intend to market our online game "Combat" to advertisers seeking coveted demographic groups. Management believes that the multiplayer online game format will attract participation from demographic groups that are attractive to advertisers. We believe that advertisers will be interested in the number of players, their demographic characteristics, and the number of hours spent playing the game. To create a venue for participation by members of attractive demographic groups, we intend to offer prizes to participants for successful play. This strategy will seek to select a cafeteria of prizes believed to be sought after by such persons.

The Company's games are expected to attract an audience that is equally divided amongst males and females between the ages of 21-35. Each user on average visits the gaming portal 3 times per week and when a gaming session is initiated spends an average of 26 minutes playing the game. Given the demographics that the current gaming title attracts, the Company is easily able to attract advertisers to expose their product or service to our captivated audience.

The Company currently expects to use several online marketing strategies to attract a large number of users to the website. Double opt-in email list have been purchased that are specifically targeted to online users in various geographic location that have previously visited websites that are game related, or are members of a newsletter or online blog that provides gaming related content. The most successful strategy that we have implemented which has yielded the most results is affiliate marketing campaigns. The Company is currently part of an affiliate network that is made up of over 12,000 high profile websites that circulate awareness of partner products and services through banner advertisements, blog inserts and email blasts.

The Company has evaluated other marketing strategies such as banner advertisements on large content portals. The Company has found that targeted network advertising within affiliate networks, blogs and community centric websites are far more cost effective and successful in terms of the audience we are looking to attract.

The Company is also considering being part of gaming conferences that are hosted in Europe and Asia. Having a presence at these venues will not only increase awareness of our current and future products, but will also provide the Company an opportunity to meet potential partners and suitors for future acquisition.

Derby Dash

The Company has commenced development of another online game tentatively called "Derby Dash" which is expected to be completed by October, 2009 at
http://derbydash.sweetspot games.ca. The game is an online horse racing simulator which allows users to connect through the Internet, download the software and become virtual Jockeys. The Company hopes to generate revenue through the "pay to play" aspect of the game as well as advertising. The game is a virtual horse racing game, where the horse is controlled by the user. There is no "random generator" so we believe this game will be deemed a "game of skill" for gaming purposes. The company plans on initially launching the game outside the US in areas where the gaming market is active and gambling laws are more lenient. We initially expect to license the game to other, more established gaming portals.

Sales and Distribution

Licensing.

The Company currently intends to license the non-exclusive rights to the Combat game and future games and applications to third parties on an annual license. We intend to begin marketing the current Combat game to existing internet properties on a "white label" basis. Under the terms of the license the Company will host and maintain the Combat game and will customize or "white label" the game for the Licensee's applications. The Licensee will retain all advertising, membership fees, sponsorships and other revenues derived from the game. Licensees are not permitted to sublicense. Presently, each licensee is permitted unlimited geographical scope.

In March, 2009, the Company issued its first license to CribWars, a board game manufacturer located in London, Ontario Canada. The annual license sold for $13,325 USD for a "CribWars" private label application. In addition, the Company will receive 50% of the revenue generated from the online version of Cribwars. To date, we have received no revenues from the royalties.

The Company is in negotiations with  five  other  Canadian   persons  regarding
additional licensing application. Licensees will participate in cross marketing arrangements established by the Company.

The Company may, but does not .expect to sell the entire rights to one or more of its games, including Combat, subject to such licensing agreements as may then be currently in place.

Direct Sales

The Company has also implemented a Direct Sales model for generating revenues. On the Company owned version of the games the Company will sell advertisements, product placement, sponsorships, add cross promotional marketing. The Company does not intend to charge registration fees, membership fees or other fees for access to end users.

The Company will retain a Director of Sales which will establish sales districts for other sales representatives to be recruited and sell within. Our sales approach is simple. A marketing "ad kit" has been put together to illustrate to the potential client why it would be beneficial for their business to place an ad within the Company's gaming "ad network." An extensive amount of information has been gathered from the Company's online statistical reporting tools and can be presented to clients to showcase demographical information that are related to their niche market. The Company has taken a "localized" approach to generating revenue. The client has the choice of placing an ad within a Local, District or National scale. The Company's mandate is to raise the necessary capital to quickly maximize the development of gaming titles in its portfolio in order to have a greater reach in the market and consequently be able to sell more advertising space within these gaming applications. Our sales model will grow exponentially as soon sales territories area expanded across the United States. The Company's mandate is to have a dedicated sales force in 4 continents within its second year of operations.

The pricing model  that the Company has implemented is broken down in 3 "tiers"
- Local, District and National. In order for a client to place an IP specific ad within the Company's "ad network" for a one month period is divided into Local, District and National placement. (Each game room within each gaming title developed by the Company accommodates a total of 25 dynamic ad placements.) Each of the Company's sales representatives are compensated by commission and are paid a 20% recurring commission on each ad they sell within their territory. Each sales representative is trained and mentored by the Company's Director of Sales prior to assuming their role independently. The Company's pricing model is marketed as an "introductory" offer. Once traffic and exposure increases, it is anticipated that the price points of each "tier" will increase accordingly.

                              Sources of Revenue

In-Game Advertising

The Company has structured its advertising strategy into 3 different tires:

Local, District & National

The difference between each package is where the clients' advertisement will appear within the Company's ad network. If the client chooses to implement a Local ad, their advertisement will only appear to users that log into the game within the same geographic location.

Each game has 25 ad spots per dynamically served IP geographic segment.



Licensing Fees

The Company intends to sell annual non-exclusive licensing to third parties. The Company will host, maintain and "white label" various games including the flagship game, Combat. Licensees will be permitted to retain all advertising, membership fees, access charges, and other sources of revenue. The private label applications will participate in any cross promotional marketing. All prizes, winnings and other benefits will be hosted by the licensee and all obligations will be exclusively that of the licensee.

Cross promotions will be handled by the Company. Discussions have commenced with a number of companies including sports drinks, clothing, sporting equipment, computer accessories, vacation package companies and condom companies. Under these arrangements we will receive no revenues but will receive advertising and sponsorship space on the websites of these companies and in connection with certain promotions.

Competition

The Company is looking to enter a market with a very concentrated competitive environment. Competitors that exist within the industry are few in numbers but large in size. The Company's direct competitor include Blizzard Entertainment, which was acquired by Activision. Prior to the acquisition, Blizzard employed hundreds of employees that focused primarily on the development of their flagship product, World of Warcraft (WoW). The product is available for purchase through electronic download or by purchasing a CD version at a retail venue. Which ever way the user chooses to obtain the product, a purchase price of approximately $60 US must be incurred. At that point on, the end-user must pay a monthly subscription fee of approximately $13 US to maintain their membership within the gaming community. Given that Blizzard launched WoW as a "pay-to-play" gaming application without offering any free trial opportunity shows the extreme appetite in the marketplace for such gaming environments. WoW attracted 40,000 active members within their first month of operations about 4 years ago. Since then, WoW has a world wide membership base that exceeds the 7 million mark.

There are several differences between Blizzard's WoW and the Company's "Combat" product. Both gaming applications are built for "pay-to-play" multi-player competition although the "Combat" product has been developed on a two tier model. "Combat" can be installed to operate as a "play-to-win" and "pay-to-play" wagering model. In the first instance, there is no cost for the user to register and download the gaming software. The Company generates revenue based on a pure IP based geographic in-game advertising model. In the second instance, the user pays a nominal monthly fee to keep their account active, although the Company gives the user the opportunity to actually win real money by continuing to compete. WoW functions on a business model that caters to an audience that is very different from the Company's. The Company's target audience has a combined interest in both online multiplayer competitive gaming and performance based compensation. The WoW audience is a pure fictional role-playing atmosphere that allows the user to focus more on building a character than wining prizes or money.

Industry

According to In-Stat/MDR, the online gaming market will be valued at over $10 billion by the end of 2009. In June of 2008, Nielsen/NetRating released data of the estimated total number of online gamers. The figure exceeded 46 million in the U.S. alone. According to market research firm IDC, the popularity of Internet gaming in Asia has topped online shopping. In countries such as China and Malaysia, the number of online gamers outnumbers online shoppers by a ratio of 2-to-1. Pearl Research analysts wrote in a new market study that there are more than 400 million Internet users across Asia, representing an untapped market for online gaming content.

According to the latest Strategy Analytics outlook, the global online gaming market is set to triple in the next 5 years.

The report, "Online Games: Global Market Forecast," notes that the rapidly expanding Massively Multiplayer Online Games market, led by Blizzard Entertainment's World of Warcraft franchise, is blazing the way for electronic sell-through and digital distribution of both PC and console games.

In terms of revenue, the online games category is the largest category out of the three main online entertainment markets - music, games and video - according to Strategy Analytics.

It estimates that the global online games market generated $3.8 billion in 2006 and projects that the market will grow with a compound annual growth rate
(CAGR) of 25.2% in the 2007-2011 forecast period to reach $ 11.8 billion - approximately one-third of the total games software market - by 2011.

That's more than triple 2006's revenues and double the $5.2 billion anticipated for 2007.

The global in-game advertising market, which generated $77.7 million globally in 2006, continues to develop at an exponential rate and will, by 2011, grow to $971.3 million in worldwide in-game advertising expenditures (fixed product placement/static ads and dynamic ads), according to a recent Yankee Group report.

This year alone in-game ad expenditures will more than double, reaching $182.7 million, according to the report, "Advertising and Games: 2007 In-Game Advertising Forecast."


Additional findings in the report:

   - Dynamically placed 2D ads will cannibalize static in-game ads, but fixed product placements will continue to grow through 2011.

   - The number of games with in-game ads will double annually through 2008.

   - In the near term, PC games will drive the market for dynamically served ads.

New media growth is eclipsing that of traditional advertising media, according to Yankee: Spending on traditional advertising media (television, newspapers, radio and magazines) grew $3.6 billion last year, while spending on internet advertising grew $4.3 billion.

As one part of that trend, connected game devices are becoming the foundation on which providers build dynamic in-game ad insertion, Yankee said.

"Advertisers are increasingly finding in-game advertising to be a greater investment value because of the variety of opportunities that exist in and around games. Video games represent an `above the line' opportunity, which means that video games should be used to build brands and not as a call to action that distracts from the game play," said Michael Goodman, director of digital entertainment in Yankee Group's Consumer Research group.


Implementation of Our Plan and Business Model

The Company has made a significant effort to assure that its customers not only enjoy an online gaming experience among none other, but in addition provide an easy to use system in which customer feedback and support tickets can be issued and resolved quickly and easily. The Company has setup dedicated accounts that operate on a 24/7 basis with MSN Messenger and Skype. Both services allow the Company's support team to handle both text based inquiries through the MSN Messenger software or VOIP Internet calls through the Skype system. Each communication medium that the Company has chosen to implement provides the customer with real-time responses. The Company believes that such real-time response systems compared to the conventional delayed email support systems are key to retaining a loyal customer base.

The Company retains an advanced in-house group of engineers that are extremely qualified within the game application development industry. The Company's product has been developed to be able to be implemented within various technical environments. The Company is well prepared to accomplish remote installations and can act as a consultancy firm to implement the product under a license/royalty or white label agreement.

The Company has made significant investment in hardware peripherals that are industry leading. Given that the Company is competing in an environment that requires it to be on the leading edge, continuous investment must be made into providing the engineering team with the technical resources they require in order to develop content that not only meets but exceeds industry standards. The primary product that the Company will bring to market is "Combat" - an online skill based MMOG (Massive Multi-Player Online Game).

There are significant additions that the Company is planning on introducing as the user base increases. An entire selection of competition arena maps and character modification selections are two simple areas in which the Company will add significant value to their online multi-player gaming environments.

In order to maximize the interactive and real-time communication aspect of the game, the Company is going to introduce VOIP (Voice Over Internet Protocol) messaging. This feature will allow each user from around the globe that is competing amongst other players within the game room to interact in real-time with the other competitors without having to type messages by hand that currently take attention away from the competitor.

Given that the Company's current revenue model is based on in-game advertising, the corporate mandate at this point in time is to develop and market additional gaming titles. The Company plans on closely maintaining the back-end business model that has been implemented in the original Combat title. Each additional gaming title that the Company will release will be based on generating revenue from in-game advertisements or wagering revenue through an offshore implementation.

The Company currently  retains  key  engineering  talent  that  has significant
experience  in  online  game  development.   The  Company recruits talent  from
Michigan State University's Game Design Program.

The Company has spent over 2 years developing the Combat game. The objective of the Company is continuously introduce interactive additions to Combat and simultaneously retain the necessary additional talent to develop additional gaming titles which will in turn generate further revenue for the Company. Each MMOG title that the company plans on launching will take approximately 3 months to complete given that the proper amount of engineering talent is exclusively dedicated to new product development.

It is anticipated that every gaming title could easily generate a minimum of $100,000 US per month from in-game advertising, not including any residual income from offshore wagering.

The Company has structured the design and implementation of the web portal and gaming software in a simple fashion meant to make it simple for users of any age group to access and play the game. The website that our users access is meant to introduce the game and its objective, collect registration data through a web based form and forward a download link to the user to validate their email address and provide them access to the installation file that self extracts on the users machine. Once the game has been successfully installed, the user logs into the system. Once validated, the user is entered into a game room that has less than 50 users logged in. Once the game room limit of 50 users are reached, the competition begins. Within the game, users are dynamically spawned into existence throughout various areas of the playing field. The gaming environment in totally 3D and allows the users to manipulate various camera views and player functions. The battle is officially complete when there is one person left standing in the arena. Given the current business model, the system collects user data at the end of every day, week and month and awards the user with the most accumulated "wins" with the prize featured on the website.

Expanding the Company's sales and marketing initiatives to include as many geographic IP targets will also be a priority. The Company's Director of Sales and Marketing will initiate an aggressive campaign to recruit representatives within certain North American geographic targets that will generate significant revenue for the Company.

The Company will maximize its online exposure to generate as much traffic as possible to its online portal. In order to sustain and be able to handle this population of users, the Company will consider upgrading its current bandwidth pipeline in order to supply our customer base with a "zero latency" experience.

Every new employee that joins the Company as a member of the development team will be asked to sign a Non-Compete and IP Transfer Waiver therefore securing the Company from having to face any potential lawsuits in the future pertaining to IP ownership.


Further areas in which the Company must be aware of potential risks are:

   - Retention of key engineering talent

   - Being first to market with leading edge technology and gaming content

   - Remaining "relevant" to our customer base

   - Competitive landscape becoming more fragmented


                                  REGULATION

     We are subject to the same federal, state and local laws as other companies conducting business in the software field. Our products are subject to copyright laws. We may become the subject of infringement claims or legal proceedings by third parties with respect to our current or future products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights, or to establish the validity of our proprietary rights. Any such claims could be time-consuming, divert management from our daily operations, result in litigation, cause product delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or a similar adversarial proceedings could subject us to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing products, require disputed rights to be licensed from others or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business and operating results.

                               LEGAL PROCEEDINGS

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:


        - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)
        - is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,
        - or has been found to have violated a federal or state securities or commodities law.

In 2007, Mr. Galanis filed for protection from creditors under an applicable section of the Canadian bankruptcy laws. The case is currently pending under the file name, Estate of Gregory Galanis, Case Number: 35-1058528. Mr. Tim Carson was been appointed as the Trustee. Discharge was completed on January 15, 2009.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Name                 Age             Title
---------------	     ---	     ---------------------------------
Gregory Galanis      27              Founder, President, CEO, Director

Bruce R. Maxim       56              Director

Gerald W. Mills      57              CFO, Director

Art Benjamin	     72		     COO


Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Gregory Galanis - Founder, President, CEO and Director

Gregory Galanis, 27, Chief Executive, Financial and Technical Officer. Mr. Galanis has been involved in the design, debugging and implementation of software and hardware systems for over 10 years. From 1999 to 2004 Mr. Galanis served as Chief Technical officer at ExchangePulse Inc. and managed a team of developers building a website that broadcast dynamically updating stock quotes through the Internet and to wireless devices. He consulted with Taurus Analytices, Inc. in 2004 developing a website that posted financial advice to a paying customer base of over 20,000 and managing a team of 4 developers. In 2005 Mr. Galanis was employed on a temporary basis with General Motors in the locomotive division. From 2005 to 2007 Mr. Galanis served as Chief Technical Officer at Cygnus Gaming Inc. where he developed a portfolio of 8 adver-games for a large offshore gaming portal. (Built with OpenGL and 3D Studio Max.) He managed a team of 8 developers and graphic artists. From 2007 to beginning his current position, Mr. Galanis served as a project manager with ShopAuto where he managed five developers. While at Shop Auto, Mr. Galanis re-developed the company's online website, including backend functionality to allow paying members to add and modify their vehicle inventory and make secure payment. (Built with PHP and JavaScript) He successfully brought 10 unique keywords to the Google Adwords Top 5 by implementing strategic SEO methods, building monthly traffic from 200,000 unique visitors a month to over 1 million. He also designed an SQL database that contained detailed customer profiles for future marketing efforts. Mr. Galanis has a degree from the University of Western Ontario in Business Administration and Computer Science.

In 2007, Mr. Galanis filed for protection from creditors under an applicable section of the Canadian bankruptcy laws. The case is currently pending under the file name, Estate of Gregory Galanis, Case Number: 35-1058528. Mr.
Tim Carson has been appointed as the Trustee. The Trustee's address is:

BDO Dunwoody Limited
250 N. Christina St. P.O Box 730
Sarnia, ON, N7T 7J7
Phone: (519) 337-5500
Fax: (519) 337-9886

Bruce R. Maxim- Chief Technology Officer and Director

Since September 19, 1991 Dr. Maxim has been an associate professor of the Computer and Information Science Department at the University of Michigan-Dearborn. Dr. Maxim earned his Bachelor's of Science and Master's Degree in Mathematics Education from the University of Michigan in 1973 and 1974 respectively.

He was employed by the University of Michigan as a Programmer, Programmer Analyst and Senior Programmer Analyst from 1978 to 1984. In 1984 he became a Visiting Assistant Professor at the University of Michigan in the Department of Mathematic and Statistics and Information Science Program. He was promoted to associate professor in September, 1991.

Dr Maxim has written extensively in the field of game design, game development, and object oriented programming. His work has been recently published in the 37th Annual Frontiers in Education Conference, Proceedings of the 2006 IEEE Frontiers in Education Conference, the Annual Meeting of the Association for Engineering Education, in The Internet Encyclopedia.

He is a frequent speaker, reviewer, and collaborator in the field of computer science, computer science education, and software engineering.

Dr. Maxim serves on and "as needed basis" and does not expect to spend more than a small portion of his time in the business of the company.

Gerald W. Mills, FCA, Collins Barrow KMD, London. Gerald Mills, a member of the Institute's Council since 2004, is a Partner at Collins Barrow KMD LLP in London.

A Chartered Accountant since 1973, Gerry was elected a Fellow of the Ontario Institute in 2003. Active in the profession, Gerry served as Vice-Chair of Council, Chair of the Finance Committee and has been a member of the Bylaws Review Committee. He has also served as both Chair and member of the Institute's Professional Conduct Committee.
In addition, he has been a member of the Practice Inspection Committee.

Gerry is a Director of the London Chamber of Commerce, was its Honorary Treasurer for 2006 through to 2008 and a member of its Executive Committee. He is currently Vice-Chair of the Board of Directors of Compassion Canada, as well as Chair of its Finance
Committee.

Active in the community, Gerry has been both Director and Chair of the Head Injury Association of London and District, and is a founding member of his community church.

Art Benjamin, 72, Chief Operating Officer, spent 13 years at IBM until 1976 as Senior Product Placement Analyst. While there he was the designer of human factor interaction and user psychology, pioneering the first "Information Center." In 1978 he founded Art Benjamin Associates which produced ACT/1, the first prototyping tool, and introduced the concept of User Architecture in North America and abroad. In 1983 he co-founded Online People Inc. and developed an executive-level method for evolving an information technology strategy, and companies on four continents have implemented that approach. During the `90s, he also founded Proteo Technology and Practical Systems developed methods and tools for implementing workflow automation. Since 2001 he has been a private consultant and mentor to various early stage companies in the technology industry.

Mr. Benjamin has been the recipient of special recognition awards from such prestigious organizations as the Association of Systems Management and the Canadian Council of Computer Education. Mr. Benjamin also served as a member of many committees and advisory groups, including the Education Technology committee of the National Research Council of Canada and the Grants Awards committee for the University Research Incentive Fund for the Ontario Government.

                               Principal Shareholders

The following table contains certain information as of June 6, 2009 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.


                                	CURRENT        	AFTER OFFERING
					-------		--------------
Name and Position  	Shares     	Percentage     	Percentage
-----------------	----------	----------	----------
GREGORY GALANIS		22,995,000 	76.4% 		76.4%

GERALD NEWMAN		2,700,000 	8.97%  		8.97%

CHARLES BARKLEY        	2,400,000 	7.97%  		7.97%

BRUCE R. MAXIM		0		0		0

GERALD W. MILLS		0		0		0

Officers and Directors
as a Group		22,995,000	76.4%		76.4%

TOTALS                	28,095,000	93.4%		93.4%

                                       `

                            Executive Compensation

No compensation was awarded to or paid to any executive officer or of the Company during the years 2008, 2007, and 2006.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

Summary Compensation Table


										Non-
                                                                Non-Equity 	qualified
Name and                                                        Incentive	Deferred
Principal                   		   Stock(1)     Option  Plan		Compensation	All Other
Position         Year Salary	Bonus      Awards	Awards  Compensation	Earnings	Compensation	Total
---------	 ---- ------	-----	   ------	------	------------    ------------	------------	-----
Gregory          2008    0           0        0           0           0              0              0             0
Galanis	     	 2007    0           0        0           0           0              0              0             0
CEO           	 2006    0           0        0           0           0              0              0             0

Gerald W.     	 2008    0           0        0           0           0              0              0             0
Mills         	 2007    0           0        0           0           0              0              0             0
CFO, Director 	 2006    0           0        0           0           0              0              0             0

Bruce R.      	 2008    0           0        0           0           0              0              0             0
Maxim		 2007    0           0        0           0           0              0              0             0
Director         2006    0           0        0           0           0              0              0             0

Silvester     	 2008    0           0        0           0           0              0              0             0
Pepi          	 2007    0           0        0           0           0              0              0             0
Former Director




                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On January 19, 2005, we entered into a Consulting Services Agreement with Gerald Newman and Associates ("Newman"), a consulting firm in Beverly Hills, California. Newman will assist us in investor relations, management consulting, the selection of personnel and other management issues. We have issued 2,700,000 shares to Newman, valued at $0.20 for accounting purposes.

We also retained a securities attorney, Charles Barkley, Attorney at Law, with offices in Charlotte, NC. As part of the compensation to Mr. Barkley, we issued 195,000 shares of common stock to Mr. Barkley at inception. We also issued at inception 100,000 shares of common stock to Elizabeth Garcia, who agreed to serve as our initial corporate secretary and bookkeeper . We have computed these shares at the rate of 7.5 cents per share. The valuation was entirely arbitrary, since the company had a significant negative shareholder equity at the time of the issuance.


Mr. Barkley assisted us in our private placement which closed in October, 2008 and serves as our securities counsel in this filing. Also, in June, 2009, our CEO, Greg Galanis personally sold 2,205,000 shares to our securities counsel Charles Barkley. The consideration for that sale consisted of cash, and exchange of shares and services as follows:

       a.  Initial cash payments of $1,225;
       b. Future legal services to the Company for the first year of public filings under the Securities Exchange Act of 1934, as amended; and
       c. 50% of U.S. Capital Ventures, Inc., a developmental stage Nevada corporation established in September 2007, that is expected to be devoted to consulting services for companies interested in cross border transactions between the United States and Canada.

Mr. Galanis intended this transaction to partially secure required legal services for the Company without further dilution to the existing shareholders. As a result, Mr. Galanis has declined any arrangement whereby he is to be compensated by the Company for exchanging personal assets for legal services for the Company.

Also in June, 2009, Mr. Galanis gave 300,000 shares to Ms. Gina Romero for future services in connection with the intended business operations of U.S. Capital Ventures, Inc. Ms. Romero was an administrative assistant in the office of our securities attorney until January 2009. The shares delivered also compensated Ms. Romero for administrative services rendered to the Company after the termination of her employment with Mr. Barkley's office. Mr. Galanis did not intend to further dilute the current shareholders, and therefore, there is no arrangement whereby he is to be compensated by the Company.



Stock Option Agreements

The Company has not entered into stock option agreements with the any individuals or companies. The management does anticipate that to secure the services of certain prospective employee that a stock option plan will need to be effective in the very near future. The company anticipates that such a plan would allow for options at competitive market rates.


                             SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on June 30 , 2009.

Each of the selling shareholders listed below purchased shares in the Company from a private placement of commencing June 2, 2008 and continuing until October, 2008. Each of the purchasers were believed by management to be sophisticated investors who qualify as "accredited investors" under definitions promulgated under Regulation D. Forty Three of the purchasers were residents of Canada and two were residents of the United States. The Company believes that these sales were exempted from registration by Regulation S. Regulation D. All of the Canadian residents had prior, existing relationships with the management of the Company and the two U. S. residents had prior, existing relationships with the consultant to the Company. Each prospective subscriber was given a subscription agreement and accompanying disclosures. All of the subscribers were given unlimited access to the management to make such inquiries and investigations as they deemed appropriate.

Each of the subscribers represented to the Company  in writing that:

     (a) that they have adequate means of providing for their current needs and personal contingencies and have no need to sell the Shares of common stock in the foreseeable future (that is, at the time of the investment, they can afford to hold the Shares for an indefinite period of time);

     (b) they either alone or with their duly designated purchaser representative, have such knowledge and experience in business and financial matters such that they are capable of evaluating the risks and merits of an investment in our common stock; and

     (c)    that they are an accredited investor as defined in Regulation D.



We agreed to exert our best efforts to register the shares sold in the private placement if at least 75% of the offering is sold at Company expense. There are no other agreements to register any shares although the Company may seek a legal opinion as to the tradability of the shares issued hereunder. We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

Unless otherwise noted, the following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as
of  June 30, 2009,  the   number    of    shares  that  may  be  offered
under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Shares Offered" represents all of the shares that a selling shareholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based 30,110,000 shares of our common stock outstanding as of March 31, 2009, as set forth in the following table and more fully described in the applicable footnotes.




NAME OF     		SHARES BENEFICIALLY   PERCENTAGE OF SHARES         SHARES 	SHARES BENEFICIALLY  PERCENTAGE OF SHARES
SELLING     		OWNED BEFORE THE      OUTSTANDING BEFORE THE       BEING  	OWNED AFTER THE      BENEFICIALLY OWNED
SHAREHOLDER 		OFFERING              OFFERING                     OFFERED	OFFERING	     AFTER THE OFFERING
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jack Carter             10,000                .00033%        		   10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Michael J. D'Angelo     10,000                .00033% 			   10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary Pagoulatos         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Francine Ackland        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Norman W. Ackland       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Brian George            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Manuel Duch-Vidri       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter S. Taylor         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Kishin Bhagchandani     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Veena Bhagchandani      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary Parks              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Karan Dhami             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Teji Dhami              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
T. Guiltinan            10,000                .00033%                      10,000       -                    0.000%
Dentistry Prof. Corp.
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Thil - Yong Kang        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Josephine Pepe          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Christina Pepe          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Eugenia Korinis         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter Giavanoglou       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Varoslaw Ostrowski      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Kent Wolfe              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Linda Sharma            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Anna Rossi Chrapko      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Nikola Mrksic           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Saleh Elrafih           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary McNamee            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ralph J. Vuolo, JR.     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
David Oswald            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
William W. Fry          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Norine Faulkner         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ralph Citro             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jamil Barakat           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Terry Russell           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jassi Mann              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Surinder Mann           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Pasquale Liberatore     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Paul Monaco             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Michael Monaco          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
John I. Biondic         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Lisa Delaney            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Gino Policicchio        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ben Policicchio         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
George Stamatakos       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter Rona              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Niall Murphy            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------

                             PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

     We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the "selling stockholders," of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:


   . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

   . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

   . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

   . an exchange distribution in accordance with the rules of the applicable exchange,

   .  privately negotiated transactions,

   . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

   . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

   .  through  the  writing  or  settlement  of  options   or   other   hedging
      transactions, whether through an options exchange or otherwise,

   .  a combination of any such methods of sale, or

   .  any other method permitted pursuant to applicable law.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, that would exceed eight percent (8%).

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling stockholders will be considered "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                             Description of Securities

The Company's authorized capital consists of 70,000,000 shares of Common Stock and 5,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 30,110,000 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. Our board of directors is authorized, without further stockholder approval, to issue blank check preferred shares from time-to-time in one or more series, convertible to common stock at a ratio of ten shares of common stock. As of the date of this private placement memorandum, there are no outstanding shares of preferred stock. The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

   - Shares;

   - Dividends;

   - Conversion rights to common stock or other securities;

   - Voting rights;

   - Preferential payments upon liquidation;

   - Establishment of reserves for preferred payments; and

   - Redemption prices to be paid upon redemption of the preferred stock.

The company agreed to exert reasonable good faith efforts to register the securities sold in the 2008 Private Offering within 180 days of the closing. In connection with the registration rights afforded under the 2005 Private Offering we engaged Gerald Newman and Associates, a management consultant firm located in Beverly Hills, CA. We agreed to pay Newman 3 Million of common stock, which have been valued for accounting purposes at $0.20 per share . The Company engaged Newman to provide certain services incidental to the formation and development of the game, the private offering and the registration of the securities sold in the 2008 offering.


We have granted no registration rights except as registered under this prospectus.

                            TRANSFER AGENT AND REGISTRAR

The Company will initially act as its own transfer agent and registrar for its shares of Common Stock. The Company expects to engage Island Stock Transfer, Inc., a transfer agent in Tampa, FL after the conclusion of this offering.

                 LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

                                 LEGAL MATTERS

Charles W. Barkley, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus. Mr. Barkley owns 150,000 restricted shares of our common stock which are not being registered in this offering.

                                    EXPERTS

The financial statements included in this prospectus have been audited by Brock, Schechter & Polakoff, LLP, independent registered public accountant to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                             FINANCIAL STATEMENTS




			    Sweet Spot Games, INc.
			(A Development Stage Company)


			    Financial Statements
		       June 30, 2009 and June 30, 2008








Independent Auditors' Report............................................F-1

Financial Statements
	Balance Sheets..................................................F-2
	Statements of Income............................................F-3
	Statements of Changes in Stockholders' Equity...................F-4
	Statements of Cash Flows........................................F-5

Notes to Financial Statements...........................................F-6

BROCK, SCHECHTER & POLAKOFF, LLP
CERTIFIED PUBLIC ACCOUNTANTS/CONSULTANTS


	   REPORT  OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders of
Sweet Spot Games, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Sweet Spot Games, Inc. (A development stage company) as of June 30, 2009 and June 30, 2008, and the related statements of income, changes in stockholders' equity, and statements of cash flows for the period of June 2, 2008 (inception) to June 30, 2008 and for the year ended June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accountability Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sweet Spot Games, Inc. as of June 30, 2009 and June 30, 2008 and the results of its operations and its cash flows for the period from June 2, 2008 (inception) to June 30, 2008 and for the year ended June 30, 2009 in conformity with U.S. generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that Sweet Spot Games, Inc. will continue as a going concern. As dicscussed in
Note 1 to the financial statements, under existing circumstances, there is substantial doubt about the ability of Sweet Spot Games, Inc. to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Brock, Schecter & Polakoff, LLP

Buffalo, NY

October 8, 2009


	  726 Exchange Street, Suite 822, Buffalo, New York 14210
	Tel: (716) 854-5034 / Fax: (716) 854-7195 / www.bspcpa.com

	      80 N. Main Street, Wellsville, New York 14895
			    Tel: (585) 593-5011

	     2225 Sheppard Avenue East, Suite 1001, Arria III,
		     Toronto, Ontario M2J 5C2, Canada
			    Tel: (416) 498-6520

                     	     SWEET SPOT GAMES, INC.
                	  (A Development Stage Company)


                        	  BALANCE SHEETS


                                                            	     June 30,
                                                             2009     		2008
                                                          (Restated)	     (Restated)
							--------------	    ------------
                             ASSETS

Current assets
Cash                                                    $	17,802      $	     399
							--------------	    ------------
Property and equipment
Equipment                                                 	 3,252         	       -
Less: accumulated depreciation                           	  (933)                -
							--------------	    ------------
Net property and equipment                                	 2,319         	       -
							--------------	    ------------
Other assets
Software development costs                               	24,900         	       -
Less:  accumulated amortization                         	(2,767)                -
							--------------	    ------------
Total other assets                                       	22,133         	       -
							--------------	    ------------
                                                        $	42,254      $	     399
							==============	    ============
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable - trade                                $	   600      $	       -
Accrued expenses                                            	   558         	       -
							--------------	    ------------
Total current liabilities                                 	 1,158         	       -
							--------------	    ------------
Stockholders' equity
Preferred stock - authorized 5,000,000 shares, $0.001
  par value; none issued                                      	     -        	       -
Common stock - authorized 75,000,000 shares, $0.001
  par value; issued and outstanding 30,110,000 shares    	30,110    	  29,500
Additional paid in capital                                     704,390   	 583,000
Deficit accumulated during the development stage      	      (693,404) 	(612,101)
							--------------	    ------------
Total stockholders' equity                               	41,096       	     399
							--------------	    ------------
                                                        $	42,254      $	     399
							==============	    ============



The accompanying notes to financial statements are an integral part of these statements.



                 		      SWEET SPOT GAMES, INC.
             			  (A Development Stage Company)

              			       STATEMENTS OF INCOME



                                                	For the Year Ended 	June 2, 2008	June 2, 2008
                                                     	June 30,     		(Inception) to	(Inception) to
                                                       	2009       		June 30, 2008 	June 30, 2009
                                                    	(Restated)      	(Restated)    	(Restated)
							------------------	--------------	--------------
Revenue
Sales                                                   $	    13,325      $	     -  $	13,325
							------------------	--------------	--------------
Operating expenses
Bank charges                                                 	     1,154             	     -           1,154
Compensation and payroll taxes                               	     5,558             	     -           5,558
Depreciation and amortization                                	     3,700             	     -           3,700
Legal and professional fees                                 	    38,350             612,101         650,451
Travel                                                      	    27,555             	     -          27,555
Other office expense                                        	     1,473            	     -           1,473
Website development expense                                 	    16,838             	     -          16,838
							------------------	--------------	--------------
Total operating expenses                                    	    94,628             612,101         706,729
							------------------	--------------	--------------
Net loss                                                $	   (81,303)     $     (612,101) $     (693,404)
							==================	==============	==============
Weighted average number of *  shares outstanding        	29,899,167    	    29,500,000      29,868,462

Loss per share                                          $	     (0.00)     $	 (0.02) $	 (0.02)


The accompanying notes to financial statements are an integral part of these statements.



                                             SWEET SPOT GAMES, INC.
                                          (A Development Stage Company)

                                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                             Common Stock     		Additional
                                                     --------------------------		Paid in  	Accumulated
                                                     Number			  	Capital    	Deficit    	Total
                                                     of Shares      	Amount 		(Restated)	(Restated) 	(Restated)
						     ----------		-------		---------	-----------	---------
Balance at June 2, 2008 (Date of Inception)          26,500,000 	$26,500 	$ (14,000)      $	  -  	$  12,500

Common stock issued for services performed            3,000,000   	  3,000   	  597,000          	  -   	  600,000

Net loss for June 2, 2008 to June  30, 2008                   -               -         	-  	   (612,101)     (612,101)
						     ----------		-------		---------	-----------	---------
Balance at June 30, 2008                             29,500,000  	 29,500   	  583,000 	   (612,101)          399

Private placement memorandum,  shares issued
from July 1, 2009 to September 30, 2008 at $0.20
per share						450,000             450   	   89,550          	  -    	   90,000

Private placement memorandum,  shares issued
in April and May 2009 at $0.20 per share        	160,000             160   	   31,840          	  -    	   32,000

Net loss for the year ended June 30, 2008                     -               -         	-  	    (81,303)  	  (81,303)
						     ----------		-------		---------	-----------	---------
Balance at December 31, 2008                         30,110,000 	$30,110  	$ 704,390 	$  (693,404)   	$  41,096
						     ==========		=======		=========	===========	=========


The accompanying notes to financial statements are an integral part of these statements.


                           		    SWEET SPOT GAMES, INC.
                       			(A Development Stage Company)

                         		   STATEMENT OF CASH FLOWS



                                                	For the Year Ended 	June 2, 2008	June 2, 2008
                                                     	June 30,     		(Inception) to	(Inception) to
                                                       	2009       		June 30, 2008 	June 30, 2009
                                                    	(Restated)      	(Restated)    	(Restated)
							------------------	--------------	--------------
Cash flows from operating activities
Net loss                                                $	   (81,303)     $     (612,101) $     (693,404)
Adjustments to reconcile net loss to
 cash used in operating activities
Depreciation and amortization                                 	     3,700             	     -           3,700
Common stock issued for services performed                    	 	 -             600,000         600,000
Changes in assets and liabilities
Accounts payable                                                       600             	     -             600
Accrued expenses                                                       558             	     -             558
Accrued income taxes
							------------------	--------------	--------------
Net cash used in operating activities                      	   (76,445)            (12,101)        (88,546)
							------------------	--------------	--------------
Cash flows from investing activities
Cash purchases of property and equipment                   	    (3,252)                  -          (3,252)
Cash spent on software development costs                   	   (24,900)                  -         (24,900)
							------------------	--------------	--------------
Net cash used in investing activities                      	   (28,152)                  -         (28,152)
							------------------	--------------	--------------
Cash flows from financing activities
Issuance of common stock                                   	   122,000        	12,500         134,500
							------------------	--------------	--------------
Net increase in cash and cash equivalents                    	    17,403           	   399          17,802
Cash and cash equivalents at beginning of period                       399             	     -               -
							------------------	--------------	--------------
Cash at end of year                                     $	    17,802      $	   399  $	17,802
							==================	==============	==============



The accompanying notes to financial statements are an integral part of these statements.


SWEET SPOT GAMES, INC.
(A Development Stage Company)
Notes to Financial Statements




     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS
     Sweet Spot Games, Inc. (the "Company") was organized in Nevada on June 2, 2008. The Company is a development stage company and currently has no operations. The Company is a developer of online multiplayer skill based games.

     The Company develops games in a 3D environment allowing users from around the globe to compete in an environment that very closely resembles the graphic quality of console based systems such as Microsoft's Xbox or Sony's Play Station.

     "Combat", the Company's flagship product, is an online multiplayer game that allows users to compete amongst each other as medieval characters in a large combat forum.

     The game server engine that has been created, dynamically "spans" additional game rooms as soon as 50 competitors exceed occupancy in the room. At the beginning of each competition each user is given a full "health" status. As competitors shoot each other during the game using various weapons and tactical maneuvers, the "health" status of each competitor is depleted. The last competitor standing wins the battle.

     The game engine was developed to award players on a "per point" system. With each "win", the system tallies the high point earners and at the end of every day, week or month, awards these competitors with prizes that are featured on the "Combat" website. This approach is successful in attracting a significant repetitive user base and also retains users by offering a "sticky" competitive environment.

     Currently the Company generates revenue by placing in-game ads within the gaming environment. By monitoring and tracing each competitors' IP address the Company is able to dynamically deliver ads that are local for that particular user. The Company offers its advertisers the opportunity to target their advertising based on geographic locations.

     The Company's mandate is to continue producing highly attractive and interactive online multiplayer skill-based games that revolutionize the environment in which online gaming applications exist today.

     BASIS OF ACCOUNTING
     The Company's policy is to prepare its financial statements in conformity with generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements on a going concern basis, which assumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future. The Company maintains it financial records on an accrual method of accounting.

     The Company's ability to continue as a going concern is dependent upon the continued ability to obtain financing to repay its current obligations and fund working capital until it is able to achieve profitable operations. The Company will seek to obtain capital from equity financing through private placements. Management hopes to realize sufficient sales in future years to achieve profitable operations. There can be no assurance that the Company will be able to raise sufficient debt or equity capital on satisfactory terms. If management is unsuccessful in obtaining financing or achieving profitable operations, the Company may be required to cease operations. The outcome of these matters cannot be predicted at this time. These financial statements do not give effect to any adjustments which could be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the financial statements.

SWEET SPOT GAMES, INC.
(A Development Stage Company)
Notes to Financial Statements



     1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     SOFTWARE DEVELOPMENT COSTS
     In March 2000, the Emerging Issues Task Force, known as "EITF," reached a consensus on Issue No. 00-2, Accounting for Website Development Costs. Under EITF Issue No 00-2, accounting for website development costs depends on the stage in which costs are incurred as follows: Planning the website: All costs incurred in this stage are expensed as incurred. Developing the applications and infrastructure: During this stage, costs may be incurred to acquire or develop both hardware and software needed to operate the site. All software costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software
     Development or obtained for internal use. Under SOP 98-1, certain software development costs are capitalized and amortized over the estimated useful life of the website. Graphics are a component of software and their initial development costs should be accounted for under SOP 98-1. After the launch of the website, graphics charges should be expensed as incurred, except for website enhancements, which should be capitalized. All costs of operating the site should be expensed as incurred. The costs we incurred and developing our website are accounted for using EITF Issue No.00-2.

     REVENUE RECOGNITION
     The Company will recognize sales revenue at the time of delivery when ownership has transferred to the customer, when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. After the customer has accessed the website and answered the questions necessary to execute the forms and documents for participation, the customer is required to pay for the services with a credit card. The credit card charge is immediately electronically processed and approved or declined. Once approved, the Company immediately completes the actual filing forms and documents and files them electronically, if possible, or overnights them to the appropriate state. At that point, we recognize the revenue from the transaction.

     STOCK-BASED COMPENSATION
     The Company will account for its employee stock based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received will be based upon the fair value of the equity instruments issued, as the services are provided and the securities earned. SFAS No. 123, "Accounting for Stock-Based Compensation", requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. For the period from inception (June 2, 2008) to June 30, 2009, no stock options were committed to be issued to employees.

     INCOME TAXES
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has significant loss carry-

SWEET SPOT GAMES, INC.
(A Development Stage Company)
Notes to Financial Statements

     1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES (CONTINUED)
     forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry forwards. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carry forwards when realization is more likely than not.

     LOSS PER SHARE
     Basic loss per share has been calculated using the weighted average number of common shares issued and outstanding during the year.

     USE OF ESTIMATES
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     RESEARCH AND DEVELOPMENT COSTS
     Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. All research and development costs have been expensed as incurred in accordance with FASB 2.

     DEPRECIATION
     Depreciation is computed using the straight-line method over the assets' expected useful lives of three years.

SWEET SPOT GAMES, INC.
(A Development Stage Company)
Notes to Financial Statements


     1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     AMORTIZATION
     Software development costs are amortized using the straight-line method over three years. Amortization expense for the year end June 30, 2009 was $2,767. There was no amortization expense in prior periods.

     Amortization expense for the next three fiscal years ending June 30 is as follows:

                   2010  $8,300
                   2011   8,300
                   2012   5,533

     SUBSEQUENT EVENTS
     The Company has evaluated for subsequent events through the date of the independent auditors' report, which is the date the financial statements were made available to be issued.


     2.  ACCOUNTING PRONOUNCEMENTS

     SFAS No. 7, Accounting and Reporting by Development Stage Enterprises, establishes guidelines for identifying companies in the development stage and specifies the standards of financial accounting and reporting that apply to those companies. In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. The adoption of SFAS 123R did not have a material impact on the Company's financial statements or results of operations.

     SFAS No. 123R permits public companies to adopt its requirements using one of two methods. A "modified prospective" method in which compensation cost is recognized beginning with the effective date
     (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either (a) all prior periods presented or
     (b) prior interim periods of the year of adoption. The Company has yet to determine which method to use in adopting SFAS 123R.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 will not have a material impact on the financial position or results of operations.

SWEET SPOT GAMES, INC.
(A Development Stage Company)
Notes to Financial Statements


     2.  ACCOUNTING PRONOUNCEMENTS (CONTINUED)

     In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 will not have a material impact on the financial position or results of operations.

     In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

     In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share.
     Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

     In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

     In May 2009, the FASB released SFAS No. 165, "Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financials statements are issued or available to be issued. Effective for our financial statements as of June 30, 2009, we reviewed events occurring through the filling date of this document. See Note 1 for our subsequent events disclosure.

     In June 2009, the FASB released SFAS No. 167, "Amendments to FASB Interpretations No. 46(R)," which addresses the effects on certain provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, "Accounting for Transfers of Financial Assets." It addresses concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about a company's involvement in a variable interest entity. This statement requires us to perform an analysis to determine whether any of our variable interest gives us a controlling financial interest in a variable interest entity. In addition, this statement requires ongoing assessments of whether we are the primary beneficiary of a variable interest entity. SFAS No. 167 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2009. The Company does not expect the adoption of SFAS 167 will have a material impact on its financial condition or results of operation.


     3. COMMITMENT AND CONTINGENCIES

     Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources would be recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties, which are probable of realization are separately recorded, and are not offset against the related liability, in accordance with FASB No. 39, "Offsetting of Amounts Related to Certain Contracts." The Company has no pending litigation either offensive or defensive and the Company has no lease commitments.


     4. COMMON STOCK SHARES FOR SERVICES

     The Company issued 3,000,000 shares of common stock for professional fees, consulting and research and development. These transaction was recorded in accordance with FASB 123R at $.20 per share.


     5. RELATED PARTY TRANSACTIONS

     The Company incurred compensation and payroll tax expense in the amount of $5,558 which was paid to a relative of the Company's President.

     6. RESTATEMENT

     The financial statements have been restated to reflect an annual year end of June 30, and to correct the statements for the following changes:

	Write-off of organizational costs	$	(881)
	Adjustment of depreciation expense
	  to reflect asset service dates	       2,777
						------------
	Reduction in expenses			       1,896
	Net loss as previously presented	    (695,300)
						------------
	Restated net loss from inception	$   (693,404)
						============

     Several accounts have been reclassed as a result of the re-statement with no impact on the net loss including bank charges, legal and professional fees, travel expense, and website development expense.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.


Registration Fees*             			$   179
Federal Taxes                                         -
State Taxes                                           -
Legal Fees and Expenses                          30,000
Transfer Agent and Printing                      10,000
Blue Sky Fees                                     5,000
Accounting Fees and Expenses                      5,000
Miscellaneous (1)                                 7,500
						-------
Total                         			$57,679

* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.


Item 14. Indemnification of Directors and Officers.

     Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

     In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

     Beginning in June of 2008 and continuing until October of 2008 the company privately offered up to 500,000 shares of Common Stock to accredited investors at a price of .20 per share. As part of that private placement we agreed to assert our best efforts to register the shares sold in the private placement provided that at least 75% of the shares offered were sold. The company sold 450,000 shares to accredited investors and closed the offering in October of 2008.

     The securities offered in both private placements, including the common stock, sold in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Other Consultants

On January 19, 2005, we entered into a Consulting Services Agreement with Gerald Newman and Associates ("Newman"), a consulting firm in Beverly Hills, California. Newman will assist us in investor relations, management consulting, the selection of personnel and other management issues. We have issued 2,700,000 shares to Newman, valued at $0.20 for accounting purposes.

We also retained a securities attorney, Charles Barkley, Attorney at Law, with offices in Charlotte, NC. As part of the compensation to Mr. Barkley, we issued 195,000 to Mr. Barkley at inception. We also issued at inception 100,000 shares, or $7,500 to Elizabeth Garcia, a member of Mr. Barkley's staff who agreed to serve as our initial corporate secretary and bookkeeper . We have computed these shares at the rate of 7.5 cents per share. The valuation was entirely arbitrary, since the company had a significant negative shareholder equity at the time of the issuance.

Mr. Barkley assisted us in our private placement which closed in October, 2008 and serves as our securities counsel in this filing.

In June, 2009, the Company accepted 5 additional subscriptions from 4 existing shareholders and one new shareholder, all of whom are non-US persons as defined by Regulation S and accredited investors as defined by Regulation D. A total of 150,000 shares were sold. All of the subscribers certified to the Company that they were not solicited by the registration statement.

Also, in June, 2009, our CEO, Also, in 2009, Greg Galanis personally sold 2,205,000 shares to our securities counsel Charles Barkley. The consideration for that sale consisted of cash, and exchange of shares and services as follows:

       a.  Initial cash payments of $1,225;
       b. Future legal services to the Company for the first year of public filings under the Securities Exchange Act of 1934, as amended; and
       c. 50% of U.S. Capital Ventures, Inc., a Nevada corporation established in September 2007, that is expected to be devoted to consulting services for companies interested in cross border transactions between the United States and Canada.

Mr. Galanis intended this transaction to partially secure required legal services for the Company without further dilution to the existing shareholders. As a result, Mr. Galanis has declined any arrangement whereby he is to be compensated by the Company for exchanging personal assets for legal services for the Company.

Also in June, 2009, Mr. Galanis gave 300,000 shares to Ms. Ginna Romero for future services in connection with the intended business operations of U.S. Capital Ventures, Inc. Ms. Romero was an administrative assistant in the office of our securities attorney until January 2009. The shares delivered also compensated Ms. Romero for administrative services rendered to the Company after the termination of her employment with Mr. Barkley's office. Mr. Galanis did not intend to further dilute the current shareholders, and therefore, there is no arrangement whereby he is to be compensated by the Company.


     We believe these were private placements within the meaning of the rules and regulations under the Securities Act. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.






Item 16. Exhibits.

     The following is a list of Exhibits filed as part of this registration statement:


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
----------        ----------------------
3.1*              Articles of Incorporation

3.2*              Bylaws

4.1*              Form of Stock Certificate

5.1*               Legal Opinion

10.1*             Consulting Agreement with Newman and Associations

10.2*		  Subscription Agreement and Subscriber Information

14.1*             Code of Ethics

23.1              Consent of Charles Barkley, Attorney (Included in exhibit 5)

23.2              Consent of Greg Lamb, CPA


----------


   * Previously filed

ITEM 17. UNDERTAKINGS.


    a)  The undersigned registrant hereby undertakes:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)The undersigned registrant hereby undertakes that if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.









SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Ontario, Canada on November 2, 2009.

Sweet Spot Games, Inc.


/s/ Gregory Galanis
-------------------
By: Gregory Galanis
Title: President & CEO, Director



Sweet Spot Games, Inc.


/s/ Gerald W. Mills
-------------------
By: Gerald W. Mills
Title: Chief Financial Officer, Director





In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



                    /s/ Gregory Galanis
                    -------------------
                    By: Gregory Galanis
                    Title: President,CEO, and Director

		    /s/ Gerald W. Mills
		    -------------------
		    By: Gerald W. Mills
		    Title: Chief Financial Officer, Director

		    /s/ Gerald W. Mills
		    -------------------
		    By: Gerald W. Mills
                    Title: Chief Accounting Officer, Director
                    (Principal Accounting Officer)


Date: November 2, 2009


A Majority of the Board of Directors

                    /s/ Gregory Galanis
                    -------------------
                    By: Gregory Galanis
                    Title: President,CEO, and Director

		    /s/ Gerald W. Mills
		    -------------------
		    By: Gerald W. Mills
		    Title: CFO, Director